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                                                                    EXHIBIT 99.1

                                 UBIQUITEL INC.
                               ONE WEST ELM STREET
                                    SUITE 400
                        CONSHOHOCKEN, PENNSYLVANIA 19428

                        Letter to Commission Pursuant to
                                Temporary Note 3T

March 20, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, UbiquiTel Inc. has obtained from Arthur Andersen LLP ("Andersen") a letter dated March 20, 2002 to the board of directors and shareholders of UbiquiTel Inc. stating that Andersen's audit of the financial statements of UbiquiTel Inc. and its subsidiaries for the year ended December 31, 2001 was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                          UBIQUITEL INC.

                                          /s/ Donald A. Harris
                                          -------------------------------------
                                          Donald A. Harris,
                                          President and Chief Executive Officer